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                    FIRST SUPPLEMENT DATED JUNE 28, 2000 TO
                 OFFER TO PURCHASE FOR CASH DATED MAY 31, 2000
                        CASTLE ACQUISITION COMPANY, INC.
                     AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF
                            FLEXI-VAN LEASING, INC.
                                HAS AMENDED ITS
                           OFFER TO PURCHASE FOR CASH
                           TO INCREASE THE PRICE FOR
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                              CASTLE & COOKE, INC.
                                       TO
                              $19.25 NET PER SHARE


       THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JULY 6, 2000, UNLESS THE OFFER IS EXTENDED. SHARES WHICH ARE TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.


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                                 June 28, 2000


To Brokers, Dealers, Commercial Banks, Trust Companies And Other Nominees:


    We have been appointed by Castle Acquisition Company, Inc. ("Purchaser"), a Hawaii corporation and wholly-owned subsidiary of Castle & Cooke
Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Flexi-Van Leasing, Inc., a Delaware corporation ("FLX"), to act as Dealer Manager in connection with Purchaser's offer to purchase all outstanding shares of common stock, without par value (the "Shares"), of Castle & Cooke, Inc., a Hawaii corporation (the "Company"), at $19.25 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 31, 2000, as amended and supplemented by the First Supplement thereto, dated June 28, 2000 (the "Supplement") (the "Offer to Purchase"), and in the revised GREY Letter of Transmittal (which, together with the Offer to Purchase and the original BLUE Letter of Transmittal, collectively, constitute the "Offer") enclosed herewith. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.



    THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE (AS DEFINED IN THE OFFER TO PURCHASE) THAT NUMBER OF SHARES WHICH CONSTITUTES MORE THAN 75% OF THE OUTSTANDING SHARES NOT ALREADY OWNED BY PURCHASER OR ITS AFFILIATES ON THE DATE SHARES ARE ACCEPTED FOR PAYMENT. THE OFFER IS ALSO SUBJECT TO THE OTHER TERMS AND CONDITIONS CONTAINED IN THE OFFER TO PURCHASE.


    For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:


    1. First Supplement, dated June 28, 2000, to Offer to Purchase dated May 31, 2000;



    2. Revised GREY Letter of Transmittal for your use in accepting the Offer and tendering Shares and for the information of your clients;



    3. Revised Notice of Guaranteed Delivery to be used to accept the Offer if certificates for Shares and all other required documents cannot be delivered to the Depositary, or if the procedures

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for book-entry transfer cannot be completed, by the Expiration Date (as defined in TERMS OF THE OFFER of the Offer to Purchase);


    4. A letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;


    5. A letter to the shareholders of the Company from FLX dated June 28, 2000;



    6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and



    7.  A return envelope addressed to the Depositary.



    Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Purchaser will accept for payment and pay for Shares which are validly tendered prior to the Expiration Date and not theretofore properly withdrawn when, as and if Purchaser gives oral or written notice to the Depositary of Purchaser's acceptance of such Shares for payment pursuant to the Offer. During any subsequent offering period offered pursuant to Rule 14d-11, holders of Shares will not have withdrawal rights with respect to Shares tendered and accepted by Purchaser prior to the subsequent offering period. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (i) certificates for such Shares, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at Cede & Co. Depository Trust Company, pursuant to the procedures described in PROCEDURE FOR TENDERING SHARES of the Offer to Purchase,
(ii) a properly completed and duly executed Letter of Transmittal (or a properly completed and manually signed facsimile thereof) or an Agent's Message in connection with a book-entry transfer and (iii) all other documents required by the Letter of Transmittal.



    Shareholders who have previously validly tendered (and not withdrawn) shares using the original BLUE letter of Transmittal need not take any further action in order to tender such shares and receive the increased consideration. Purchaser will not pay any fees or commissions to any broker or dealer or other person (other than the Dealer Manager, the Depositary and the Information Agent as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. Purchaser will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling costs incurred by them in forwarding the enclosed materials to their customers.


    Purchaser will pay or cause to be paid all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

    WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER EXPIRES AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JULY 6, 2000, UNLESS THE OFFER IS EXTENDED. WITHDRAWAL RIGHTS EXPIRE AT THE SAME TIME, UNLESS THE OFFER IS EXTENDED PURSUANT TO RULE 14D-11.

    In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer of Shares, and any other required documents, should be sent to the Depositary, and certificates representing the tendered Shares should be delivered or such Shares should be tendered by book-entry transfer, all in accordance with the Instructions set forth in the Letter of Transmittal and in the Offer to Purchase.


    If holders of Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents or to complete the procedures for delivery by book-entry transfer prior to the expiration of the Offer, a tender may be effected by following the guaranteed delivery procedures specified in PROCEDURE FOR TENDERING SHARES of the Offer to Purchase.


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    Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth on the back cover of the Offer to Purchase and the Supplement.


                                                    Very truly yours,

                                              DEUTSCHE BANK SECURITIES INC.

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF PARENT, PURCHASER, THE COMPANY, THE INFORMATION AGENT, THE DEPOSITARY, THE DEALER MANAGER OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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